                                                                  EXHIBIT (d)(3)

                           PERSISTENCE SOFTWARE, INC.
                                 1997 STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT


[Optionee]
[OptioneeAddress1]
[OptioneeAddress2]

        You have been granted an option to purchase Common Stock of Persistence Software, Inc. (the "Company") as follows:

        Board Approval Date:            [BoardApprovDate]

        Date of Grant (Later
        of Board Approval Date
        or Commencement of
        Employment/Consulting):         [GrantDate]

        Exercise Price per Share:       $[ExercisePrice]

        Total Number of Shares
        Granted:                        [NoofShares]

        Total Exercise Price:           $[TotalExercisePrice]

        Type of Option:                 [NoSharesISO] Incentive Stock Option

                                        [NoSharesNSO]Nonstatutory Stock Option

        Term/Expiration Date:           [TermExpirDate]

        Vesting Commencement Date:      [VestingCommenceDate]


        Vesting Schedule:               This Option may be exercised, in whole
                                        or in part, in accordance with the
                                        following schedule:[Vesting]





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        Termination Period:             Option may be exercised for 30 days
                                        after termination of employment or
                                        consulting relationship except as set
                                        out in Sections 6 and 7 of the Stock
                                        Option Agreement (but in no event later
                                        than the Expiration Date).

        Transferability:                [Not Transferable.] [Transferable as
                                        follows: ]

        By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1997 Stock Plan and the Stock Option Agreement, both of which are attached and made a part of this document.


[OPTIONEE]:                                  PERSISTENCE SOFTWARE, INC.

                                            By:
-------------------------------------          ---------------------------------
Signature

-------------------------------------          ---------------------------------
Print Name                                      Print Name and Title


Address (if different from above):                Address:

-------------------------------------             1720 South Amphlett Blvd.,
                                                  Suite 300 San Mateo, CA  94402
-------------------------------------



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                           PERSISTENCE SOFTWARE, INC.
                                 1997 STOCK PLAN

                             STOCK OPTION AGREEMENT


        1. GRANT OF OPTION. Persistence Software, Inc., a Delaware corporation (the "Company"), hereby grants to [Optionee] ("Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Persistence Software, Inc. Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

                To the extent designated an Incentive Stock Option in the Notice of Stock Option Grant, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and, to the extent not so designated, this Option is intended to be a Nonstatutory Stock Option. Notwithstanding the foregoing, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(b) of the Plan.

        2. EXERCISE OF OPTION.

                (a) RIGHT TO EXERCISE. This Option is exercisable during its Term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Stock Option Agreement. In the event of Optionee's death, disability or the termination of Optionee's Continuous Service, the exercisability of the Option is governed by the applicable provisions of the Plan and this Stock Option Agreement. This Option may not be exercised for a fraction of a Share.

                (b) METHOD OF EXERCISE.

                        (i) This Option shall be exercisable in whole or in part as to Shares which have vested under the Vesting Schedule indicated on the Notice of Stock Option Grant by execution and delivery to the Company a written notice of exercise in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as to the holder's



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investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice of exercise shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice of exercise shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed written notice of exercise, accompanied by such aggregate Exercise Price.

                        (ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as set forth in Section 11 of this Agreement.

                        (iii) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of applicable law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

        3. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

                (a) cash;

                (b) check;

                (c) surrender of other Shares of Common Stock of the Company that (i) in the case of Shares acquired upon exercise of an Option, have either been owned by Optionee for more than six (6) months on the date of surrender (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

                (d) if there is a public market for the Shares and they are registered under the Securities Act of 1933, as amended, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

        4. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.



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        5. TERMINATION OF CONTINUOUS SERVICE. In the event of termination of
Optionee's Continuous Service, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set forth in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at such Termination Date, or if Optionee does not exercise this Option within the Termination Period, the Option shall terminate.

        6. DISABILITY OF OPTIONEE.

                (a) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's Continuous Service as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant), exercise this Option to the extent Optionee was entitled to exercise it as of such Termination Date. To the extent that Optionee was not entitled to exercise the Option as of the Termination Date, or if Optionee does not exercise such Option (to the extent so entitled) within the time specified in this Section 6(a), the Option shall terminate.

                (b) Notwithstanding the provisions of Section 5 above, in the event of termination of Optionee's Continuous Service as a result of disability not constituting a total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the Termination Date (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant), exercise the Option to the extent Optionee was entitled to exercise it as of such Termination Date; provided, however, that if this is an Incentive Stock Option and Optionee fails to exercise this Incentive Stock Option within three (3) months from the Termination Date, this Option will cease to qualify as an Incentive Stock Option (as defined in Section 422 of the Code) and Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such exercise in an amount generally measured by the difference between the Exercise Price for the Shares and the fair market value of the Shares on the date of exercise. To the extent that Optionee was not entitled to exercise the Option at the Termination Date, or if Optionee does not exercise such Option to the extent so entitled within the time specified in this Section 6(b), the Option shall terminate.

        7. DEATH OF OPTIONEE. In the event of the death of Optionee (a) during the Term of this Option and while an Employee or Consultant of the Company and having been in Continuous Service since the date of grant of the Option, or (b) within thirty (30) days after Optionee's Termination Date, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the Expiration Date set forth in the Notice of Stock Option Grant), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the Termination Date.

        8. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or pursuant to a



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

domestic relations order (as defined by the Code or rules thereunder), except as set forth in the Notice of Stock Option Grant and subject to Applicable Laws. This Option may be exercised during the lifetime of Optionee only by him or her or by a transferee permitted by this Section 8. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

        9. TERM OF OPTION. This Option may be exercised only within the Term set forth in the Notice of Stock Option Grant, subject to the limitations set forth in Section 7 of the Plan.

        10. TAX CONSEQUENCES. Optionee acknowledges that he or she has read the brief summary set forth below of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                (a) EXERCISE OF INCENTIVE STOCK OPTION. If this Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an item of alternative minimum taxable income for federal tax purposes and may subject Optionee to the alternative minimum tax in the year of exercise.

                (b) EXERCISE OF NONSTATUTORY STOCK OPTION. If this Option does not qualify as an Incentive Stock Option, Optionee may incur regular federal (and state) income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                (c) DISPOSITION OF SHARES. In the case of a Nonstatutory Stock Option, if Shares are held for more than 12 months, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after exercise and more than two years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of within either of such two holding periods, then any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or
(ii) the sales proceeds of the Shares.



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                (d) NOTICE OF DISQUALIFYING DISPOSITION OF INCENTIVE STOCK
OPTION SHARES. If the Option granted to Optionee herein is an Incentive Stock Option, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, Optionee shall notify the Company in writing within thirty
(30) days after the date of any such disposition. Optionee acknowledges and agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from the early disposition by payment in cash or out of the current earnings paid to Optionee.

        11. WITHHOLDING TAX OBLIGATIONS. Optionee acknowledges and agrees that the delivery of any Shares under the Plan is conditioned on satisfaction by the Optionee of applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise of an Option. Such withholding obligations shall be satisfied in accordance with the provisions of
Section 12 of the Plan.

        12. MARKET STANDOFF AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.


                            [Signature Page Follows]



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        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.


                                       PERSISTENCE SOFTWARE, INC.

                                       By:
                                          --------------------------------------

                                          --------------------------------------
                                          (Print name and title)

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SUCH EMPLOYMENT OR CONSULTING RELATIONSHIP BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

        Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.



Dated:
      ---------------------------------       ----------------------------------
                                              [Optionee]



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                                    EXHIBIT A

                           PERSISTENCE SOFTWARE, INC.

                                 1997 STOCK PLAN

                               NOTICE OF EXERCISE


To:            PERSISTENCE SOFTWARE, INC.

Attn:          Stock Option Administrator

Subject:       Notice of Intention to Exercise Stock Option

        This is official notice that the undersigned ("Optionee") intends to exercise Optionee's option to purchase __________ shares of PERSISTENCE SOFTWARE, INC. Common Stock, under and pursuant to the Persistence Software, Inc. 1997 Stock Plan and the Stock Option Agreement dated _______________, as follows:

        Date of Grant (or Grant Number):
                                        ----------------------------------------
        Type of Option (ISO or NSO):
                                    --------------------------------------------
        Date of Purchase:
                         -------------------------------------------------------
        Number of Shares:
                         -------------------------------------------------------
        Purchase Price:
                       ---------------------------------------------------------
        Method of Payment of Purchase Price:
                                            ------------------------------------
        Social Security No.:
                            ----------------------------------------------------
        The shares should be issued as follows:

                Name:
                        ---------------------------------
                Address:
                        ---------------------------------

                        ---------------------------------

                        ---------------------------------
                Signed:
                        ---------------------------------
                Date:
                        ---------------------------------